Exhibit 99.1

Nexeo Solutions Reports First Quarter Fiscal Year 2017 Financial Results

First Quarter 2017 Highlights (Versus First Quarter 2016)

•
Net loss for the quarter of $8 million, included an $11 million non-cash charge related to the change in fair value of the deferred consideration, compared to net income of $4 million for the prior year

•	Adjusted EBITDA of $34 million for the quarter is in line with guidance expectations, compared to $39 million for the prior year

THE WOODLANDS, Texas - Feb. 08, 2017 - Nexeo Solutions, Inc. (NASDAQ:NXEO) (the "Company" or "Nexeo Solutions"), today announced its consolidated financial results for the three months ended December 31, 2016.

"During the quarter we continued to make progress on our strategic objectives, including expansion of our specialty line-card with recent supplier authorizations," said David Bradley, President and Chief Executive Officer of Nexeo Solutions. Mr. Bradley continued, "We are well positioned to deliver on our forecasted earnings growth for the year."

The Company reported sales and operating revenues of $794.8 million for the three months ended December 31, 2016 and $827.7 million for the three months ended December 31, 2015. The decrease of $32.9 million or 4.0%, in revenues was primarily attributable to declines in average selling prices in both chemicals and plastics of 4.4% resulting from oversupply market conditions caused by weaker industrial demand. Furthermore, revenue decreased $6.7 million, as a result of weakening exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year.

Gross profit was $84.4 million for the three months ended December 31, 2016, and included charges totaling $1.8 million related to the additional depreciation expense from the purchase accounting adjustments in connection with the business combination. Gross profit for the three months ended December 31, 2015 was $95.2 million. The decrease in gross profit was primarily due to lower average selling prices as previously mentioned. Furthermore, gross profit decreased $0.6 million, as a result from weakening of exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year.

The Company reported a net loss of $8.3 million for the three months ended December 31, 2016, and included a $10.6 million non-cash charge related to the change in fair market value of the deferred consideration, as well as $2.9 million related to additional depreciation and amortization expense from the purchase accounting adjustments in connection with the business combination. The Company reported net income of $4.3 million for the three months ended December 31, 2015. Adjusted EBITDA was $33.8 million for the three months ended December 31, 2016 and $39.1 million for the three months ended December 31, 2015. For a description of Adjusted EBITDA and a reconciliation to its most comparable GAAP financial measure, please read "Non-GAAP Financial Measures".

First Quarter 2017 Performance

The results of the Company's operating performance are described below and, unless otherwise indicated, are a comparison of the three months ended December 31, 2016 (Successor) with the three months ended December 31, 2015 (Predecessor).

	Successor	Predecessor
	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Period Over Period Favorable (Unfavorable)
(in millions)			$ Change	% Change
Chemicals
Sales and operating revenues	$352.4	$378.7	$(26.3)	(6.9)%
Gross profit	$42.7	$47.3	$(4.6)	(9.7)%
Plastics
Sales and operating revenues	$412.5	$418.5	$(6.0)	(1.4)%
Gross profit	$36.0	$40.6	$(4.6)	(11.3)%
Other
Sales and operating revenues	$29.9	$30.5	$(0.6)	(2.0)%
Gross profit	$5.7	$7.3	$(1.6)	(21.9)%
Consolidated
Sales and operating revenues	$794.8	$827.7	$(32.9)	(4.0)%
Gross profit	$84.4	$95.2	$(10.8)	(11.3)%

Segment Highlights
Chemicals - Sales and operating revenues for the Chemicals line of business for the three months ended December 31, 2016 decreased $26.3 million, or 6.9%. This revenue decrease was primarily attributable to the decline of 4.8% in average selling prices across multiple product lines as a result of excess market supply and a 2.2% decline in sales volumes in North America and Asia caused by continued sluggish demand.
Gross profit for the Chemicals line of business for the three months ended December 31, 2016 decreased $4.6 million, or 9.7%. The decrease in gross profit was primarily attributable to the decline in volumes and average selling prices. Furthermore, there was additional depreciation expense of approximately $1.3 million during the current period negatively affecting gross profit driven by the step up in fair value of property, plant and equipment as a result of the Business Combination.
Plastics - Sales and operating revenues for the Plastics line of business for the three months ended December 31, 2016 decreased $6.0 million, or 1.4%. This revenue decrease was primarily attributable to a decrease in average selling prices of 5.0% across all of our operating regions as a result of lower commodity product prices partially offset by an increase in volume of 3.8%. To a lesser extent, revenues also decreased in North America due to a supplier disruption which resulted in limited availability to us of certain products we distribute on a regular basis. Additionally, revenue decreased $6.1 million as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar compared to the same period in the prior fiscal year.
Gross profit for the Plastics line of business for the three months ended December 31, 2016 decreased $4.6 million, or 11.3%. The decrease was primarily attributable to price compression associated with an excess supply in the market for certain commodity products and the impact of the weakening of the exchange rates of various currencies versus the U.S. dollar of $0.5 million as compared to the same period in the prior fiscal year. Additionally, there was a supplier disruption in North America resulting in limited availability to us of certain products we distribute on a regular basis. Furthermore, there was additional depreciation expense of approximately $0.5 million during the period negatively affecting gross profit driven by the step up in fair value of property, plant and equipment as a result of the Business Combination.
Other - Sales and operating revenues for the Other segment for the three months ended December 31, 2016 decreased $0.6 million, or 2.0%. The decrease in revenues was primarily due to a shift in service mix toward on-site services during the period as compared to the same period in the prior year.
Gross profit for the Other segment for the three months ended December 31, 2016 decreased $1.6 million, or 21.9%. The decrease in gross profit was primarily due to a highly competitive marketplace and a shift in service mix toward on-site services during the period as compared to the same period in the prior year.

Nexeo Solutions to Hold Earnings Conference Call

The Company will hold a call to discuss its first quarter fiscal year 2017 earnings on Thursday, February 9, 2017 at 9:00 a.m. CT (10:00 a.m. ET). To participate in the conference call by telephone, please call one of the following telephone numbers 10 minutes prior to the scheduled start time:

•	+1.844.412.1004 (Domestic)

•	+1.216.562.0451 (International)

•	Access or confirmation code: 64848563

The conference call and presentation will also be broadcast live via the Internet. You may listen by accessing the Investor Relations section of the Company's website at www.nexeosolutions.com. You should connect to the website at least 15 minutes prior to the conference call to register, download and install any necessary audio software to ensure a successful user experience.

If you are unable to participate, a replay of the conference call will be available on February 9, 2017, beginning at 12:00 p.m. CT (1:00 p.m. ET), through February 16, 2017 at 12:00 p.m. CT (1:00 p.m. ET). The phone number for the conference call replay is +1.855.859.2056 (Domestic) or +1.404.537.3406 (International). The access code is 64848563. Additionally, the recorded conference call will be accessible through the Investor Relations section of the Company’s website at www.nexeosolutions.com.

All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by the Company and cannot be recorded or rebroadcast without the Company's expressed written consent.

Basis of Presentation

As a result of the business combination, the Company was identified as the acquirer for accounting purposes, and the historical operations of Nexeo Solutions Holdings, LLC and its subsidiaries was deemed to be the accounting predecessor. The business combination was accounted for using the acquisition method of accounting and the Successor financial statements reflect a new basis of accounting for the assets and liabilities of the acquired company that is based on the fair value of net assets acquired and liabilities assumed. As a result of the application of the acquisition method of accounting, the condensed consolidated financial statements for the Predecessor period and for the Successor period are presented on a different basis and are, therefore, not directly comparable without certain adjustments.

Non-GAAP Financial Measures

Certain financial measures presented herein, including EBITDA, Adjusted EBITDA and Net Debt were derived based on methodologies other than in accordance with generally accepted accounting principles in the United States ("GAAP"). The Company’s management has included these measures because they believe they are indicative of the Company’s operating performance, are used by investors and analysts to evaluate the Company and can facilitate comparisons across periods. As presented by the Company’s management, these measures may not be comparable to similarly titled measures reported by other companies. EBITDA, Adjusted EBITDA and Net Debt should be considered in addition to, not as substitutes for, financial measures presented in accordance with GAAP. Moreover, certain non-GAAP financial measures as presented for financial reporting purposes herein may differ from similarly titled measures in the applicable covenants in our Credit Facilities.

The Company evaluates performance on the basis of Adjusted EBITDA, which it defines as its consolidated net income (loss), plus the sum of interest expense, net of interest income, income tax expense (benefit), depreciation, amortization, other operating expenses, net (which primarily consists of acquisition and integration-related expenses, employee stock-based compensation expense and other unusual or non-recurring expenses), impairment charges, loss on extinguishment of debt and other income (expense), net, gains and losses on foreign currency transactions, debt refinancing costs and other non-operating activity. Management believes that Adjusted EBITDA is indicative of the Company’s operating performance and that it is used by investors and analysts to evaluate companies with similar capital structures. The Company believes that Adjusted EBITDA is an important indicator of operating performance because:

•	Adjusted EBITDA excludes the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization;

•	the Company uses Adjusted EBITDA in setting performance incentive targets;

•	the Company considers gains (losses) on the acquisition, disposal and impairment of assets as resulting from investing decisions rather than ongoing operations; and

•
other significant one-time items, while periodically affecting the Company's results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of its results.

A reconciliation of Adjusted EBITDA to Net Income (Loss) Attributable to Nexeo Solutions, Inc. and Subsidiaries, the most comparable GAAP financial measure, is included at the end of this release.

About Nexeo Solutions, Inc.

Nexeo Solutions is a leading global chemicals and plastics distributor, representing products from world-class producers to a diverse customer base. From product specification to sustainable solutions, the Company goes beyond traditional logistics to provide value-added services across many industries, including chemicals manufacturing, oil and gas, coatings, personal care, healthcare, automotive and 3D printing. The Company leverages a centralized technology platform to identify efficiencies and create solutions to unlock value for suppliers and customers. Learn more at www.nexeosolutions.com.

Forward-Looking Statements

This press release contains statements related to the Company’s future plans and expectations and, as such, includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those statements that are based upon management’s current plans and expectations as opposed to historical and current facts and are often identified in this press release by use of words including but not limited to “may,” “believe,” “will,” “project,” “expect,” “estimate,” “anticipate,” and “plan.” Although the forward-looking statements contained in this press release reflect management’s current assumptions based upon information currently available to management and based upon that which management believes to be reasonable assumptions, the Company cannot be certain that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause the Company’s actual results, performance prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things: the Company’s ability to achieve projected cost savings; consolidation of the Company’s competitors; increased costs of products the Company purchases and its ability to pass on cost increases to its customers; disruptions to the supply of chemicals and plastics that the Company distributes or in the operations of the Company’s customers; the Company’s significant working capital requirements and the risks associated with maintaining large inventories; any disruptions to the Company’s ERP system; the Company’s ability to meet the demands of the Company’s customers on a timely basis; risks and costs related with operating as a stand-alone company; risks related to the Company’s supplier and customer contracts; risks related to the Company’s substantial indebtedness; changes in state, federal or foreign laws affecting the industries in which we operate; the Company’s ability to comply with any new and existing environmental and other laws and regulations; and general business and economic trends in the United States and other countries, including uncertainty as to changes and trends. The Company's future results will depend upon various other risks and uncertainties, including the risks and uncertainties discussed in the Company's SEC filings, including in the sections entitled “Risk Factors” in such SEC filings.

Nexeo Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in millions, except share amounts and par value)

	December 31, 2016	September 30, 2016
Current Assets
Cash and cash equivalents	$33.3	$47.5
Accounts and notes receivable (net of allowance for doubtful accounts of $1.2 million and $1.4 million, respectively)	452.8	474.8
Inventories	301.1	315.8
Other current assets	25.7	25.7
Total current assets	812.9	863.8

Non-Current Assets
Property, plant and equipment, net	332.0	322.6
Goodwill	658.0	665.7
Other intangible assets, net of amortization	216.4	215.0
Deferred income taxes	1.0	1.1
Other non-current assets	10.1	10.7
Total non-current assets	1,217.5	1,215.1
Total Assets	$2,030.4	$2,078.9

Current Liabilities
Short-term borrowings, current portion of long-term debt and capital lease obligations	$48.1	$47.7
Accounts payable	280.1	325.8
Accrued expenses and other liabilities	36.9	45.7
Income taxes payable	2.5	2.0
Total current liabilities	367.6	421.2

Non-Current Liabilities
Long-term debt and capital lease obligations, less current portion, net	783.3	765.6
Deferred income taxes	18.1	23.1
Due to related party pursuant to contingent consideration obligations	129.0	118.4
Other non-current liabilities	7.2	5.8
Total non-current liabilities	937.6	912.9
Total Liabilities	1,305.2	1,334.1

Commitments and contingencies (see Note 13)

Equity
Preferred stock, $0.0001 par value (1,000,000 shares authorized, none issued and outstanding as of December 31, 2016 and September 30, 2016)	—	—
Common stock, $0.0001 par value (300,000,000 shares authorized, 89,286,936 shares issued and outstanding as of December 31, 2016 and September 30, 2016)	—	—
Additional paid-in capital	760.3	758.9
Accumulated deficit	(17.9)	(9.6)
Accumulated other comprehensive loss	(17.2)	(4.5)
Total equity	725.2	744.8
Total Liabilities and Equity	$2,030.4	$2,078.9

Nexeo Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in millions, except share and per share data)

	Successor	Predecessor
	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015
Sales and operating revenues	$794.8	$827.7
Cost of sales and operating expenses	710.4	732.5
Gross profit	84.4	95.2
Selling, general and administrative expenses	74.5	74.7
Transaction related costs	0.8	1.0
Change in fair value of contingent consideration obligations	10.6	—
Operating income (loss)	(1.5)	19.5
Other income	2.4	1.7
Interest income (expense)
Interest income	0.1	—
Interest expense	(12.0)	(15.6)
Net income (loss) before income taxes	(11.0)	5.6
Income tax expense (benefit)	(2.7)	1.3
Net Income (Loss) Attributable to Nexeo Solutions, Inc.	$(8.3)	$4.3

Net loss per share available to common stockholders
Basic and diluted	(0.11)
Weighted average number of common shares outstanding
Basic and diluted	76,746,168

Nexeo Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Successor	Predecessor
	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015
Cash flows from operations
Net income (loss)	$(8.3)	$4.3
Adjustments to reconcile to cash flows from operations:
Depreciation and amortization	16.8	13.6
Debt issuance costs amortization, debt issuance costs write-offs and original issue discount amortization	1.0	2.2
Provision for bad debt	(0.4)	(0.1)
Deferred income taxes	(4.3)	0.9
Equity-based compensation expense	1.4	0.3
Change in fair value of contingent consideration obligations	10.6	—
(Gain)/loss on sale of property and equipment	0.1	(1.7)
Gain related to reimbursement of certain capital expenditures incurred	(2.5)	—
Changes in assets and liabilities:
Accounts and notes receivable	15.2	56.2
Inventories	10.1	7.5
Other current assets	(0.6)	(0.2)
Accounts payable	(38.6)	(44.8)
Accrued expenses and other liabilities	(9.7)	(19.2)
Changes in other operating assets and liabilities, net	(0.6)	(2.4)
Net cash provided by (used in) operating activities	(9.8)	16.6
Cash flows from investing activities
Additions to property and equipment	(6.6)	(3.9)
Proceeds from the disposal of property and equipment	—	1.7
Proceeds from reimbursement of certain capital expenditures incurred	2.8	—
Cash paid for acquisitions	(5.1)	—
Net cash used in investing activities	(8.9)	(2.2)
Cash flows from financing activities
Repurchases of membership units	—	(0.1)
Proceeds from short-term debt	15.9	15.4
Repayments of short-term debt	(14.3)	(12.4)
Proceeds from issuance of long-term debt	165.1	50.2
Repayments of long-term debt and capital lease obligations	(161.4)	(136.5)
Net cash provided by (used in) financing activities	5.3	(83.4)
Effect of exchange rate changes on cash and cash equivalents	(0.8)	(0.9)
Decrease in cash and cash equivalents	(14.2)	(69.9)
Cash and cash equivalents at the beginning of the period	47.5	127.7
Cash and cash equivalents at the end of the period	$33.3	$57.8
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$11.1	$10.2
Cash paid during the period for taxes	$0.7	$2.1
Supplemental disclosure of non-cash investing activities:
Non-cash capital expenditures	$16.4	$14.1
Non-cash intangible assets acquired	$3.4	$—
Supplemental disclosure of non-cash financing activities:
Non-cash capital lease obligations, net	$13.4	$12.8

Nexeo Solutions, Inc. and Subsidiaries
Segment Information
(Unaudited, in millions)

	Successor	Predecessor
	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015
Chemicals
Sales and operating revenues	$352.4	$378.7
Gross profit	$42.7	$47.3
Plastics
Sales and operating revenues	$412.5	$418.5
Gross profit	$36.0	$40.6
Other
Sales and operating revenues	$29.9	$30.5
Gross profit	$5.7	$7.3
Consolidated
Sales and operating revenues	$794.8	$827.7
Gross profit	$84.4	$95.2

Nexeo Solutions, Inc. and Subsidiaries
Adjusted EBITDA Reconciliation
(Unaudited, in millions)

	Successor	Predecessor
	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015
Net income (loss)	$(8.3)	$4.3
Interest expense, net	11.9	15.6
Income tax expense (benefit)	(2.7)	1.3
Depreciation and amortization	16.8	13.6
Other operating expenses, net (1)	16.1	4.3
Adjusted EBITDA from continuing operations	$33.8	$39.1

(1)	See Other Operating Expenses, Net table for additional detail.

Nexeo Solutions, Inc. and Subsidiaries
Other Operating Expenses, Net
(Unaudited, in millions)

	Successor	Predecessor
	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015
Change in fair value of contingent consideration obligations	$10.6	$—
Management add-backs (1)	2.5	1.6
Foreign exchange (gains) losses, net (2)	0.8	0.5
Management fees (3)	—	0.9
Compensation expense related to management equity plan (non-cash)	1.4	0.3
Transaction and other transaction related costs (4)	0.8	1.0
Other operating expenses, net	$16.1	$4.3

(1)	Management adjustments associated with integration, transition, restructuring and transformational activities.

(2)
Includes the impact of net realized and unrealized foreign exchange gains and losses related to transactions in currencies other than the functional currency of the respective legal entity for the purpose of evaluating the Company's performance and facilitate more meaningful comparisons of performance to other fiscal periods.

(3)	Management, monitoring, consulting, reimbursable fees and leverage fees, per the agreement with TPG Capital, L.P. In connection with the business combination, this agreement was terminated.

(4)	Includes professional and transaction costs related to potential acquisitions and other business combination related items.